                                                                      EXHIBIT 12
                                    Sheet 1


                            MJD Communications, Inc

               Computation of Ratio of Earnings to Fixed Charges


                                                                        Year ended December 31,
                                           ----------------------------------------------------------------------------------

                                                1993             1994             1995             1996             1997
                                           --------------  ---------------  ---------------  ---------------  ---------------
INCOME FROM CONTINUING
    OPERATIONS BEFORE TAXES                    1,235,115        1,951,149        1,119,496        3,493,681        4,366,550
PLUS: FIXED CHARGES                              800,392        3,812,248        7,366,827        7,751,254        9,897,286
                                           --------------  ---------------  ---------------  ---------------  ---------------

EARNINGS (AS DEFINED)                          2,035,507        5,763,397        8,486,323       11,244,935       14,263,836
                                           ==============  ===============  ===============  ===============  ===============

INTEREST EXPENSE                                 791,365        3,771,606        7,178,722        7,533,563        9,587,604
RENT EXPENSE (INTEREST PORTION)                    9,027           40,642          164,657          186,741          257,341
CAPITALIZED INTEREST                                   -                -           23,448           30,950           52,341
                                           --------------  ---------------  ---------------  ---------------  ---------------

       TOTAL FIXED CHARGES                       800,392        3,812,248        7,366,827        7,751,254        9,897,286
                                           ==============  ===============  ===============  ===============  ===============

"EARNINGS" DIVIDED BY FIXED CHARGES                  2.5              1.5              1.2              1.5              1.4
                                           ==============  ===============  ===============  ===============  ===============


                                                  Three Months                                Pro Forma
                                                      Ended                 -----------------------------------------------
                                                    March 31,                        Year Ended December 31, 1997
                                         --------------------------------   -----------------------------------------------
                                                                                   Completed
                                                                               Acquisitions, New
                                                                                Credit Facility            As Adjusted
                                               1997             1998              and Offering            for Utilities
                                         ---------------  ---------------   ------------------------  ---------------------
INCOME FROM CONTINUING
    OPERATIONS BEFORE TAXES                     993,029        1,333,914                 (5,780,432)            (7,126,615)
PLUS: FIXED CHARGES                           1,939,844        2,845,105                 31,270,689             37,613,095
                                         ---------------  ---------------   ------------------------  ---------------------

EARNINGS (AS DEFINED)                         2,932,873        4,179,019                 25,490,257             30,486,480
                                         ===============  ===============   ========================  =====================

INTEREST EXPENSE                              1,886,021        2,775,145                 30,787,207             37,027,026
RENT EXPENSE (INTEREST PORTION)                  53,823           69,566                    394,632                485,487
CAPITALIZED INTEREST                                  -              394                     88,850                100,582
                                         ---------------  ---------------   ------------------------  ---------------------

       TOTAL FIXED CHARGES                    1,939,844        2,845,105                 31,270,689             37,613,095
                                         ===============  ===============   ========================  =====================

"EARNINGS" DIVIDED BY FIXED CHARGES                 1.5              1.5                        0.8                    0.8
                                         ===============  ===============   ========================  =====================


                                                              Pro Forma
                                        ------------------------------------------------------
                                                  Three Months Ended March 31, 1998
                                        ------------------------------------------------------
                                                Completed
                                            Acquisitions, New
                                             Credit Facility               As Adjusted
                                               and Offering               for Utilities
                                        ---------------------------  -------------------------
INCOME FROM CONTINUING
    OPERATIONS BEFORE TAXES                             (1,631,202)                (2,341,826)
PLUS: FIXED CHARGES                                      7,758,461                  9,398,641
                                        ---------------------------  -------------------------

EARNINGS (AS DEFINED)                                    6,127,259                  7,056,815
                                        ===========================  =========================

INTEREST EXPENSE                                         7,645,946                  9,205,901
RENT EXPENSE (INTEREST PORTION)                             97,720                    174,341
CAPITALIZED INTEREST                                        14,795                     18,399
                                        ---------------------------  -------------------------

       TOTAL FIXED CHARGES                               7,758,461                  9,398,641
                                        ===========================  =========================

"EARNINGS" DIVIDED BY FIXED CHARGES                            0.8                        0.8
                                        ===========================  =========================


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